Snowflake Reports Financial Results for the First Quarter of Fiscal 2025

•Product revenue of $789.6 million in the first quarter, representing 34% year-over-year growth
•Net revenue retention rate of 128%
•485 customers with trailing 12-month product revenue greater than $1 million
•709 Forbes Global 2000 customers
•Remaining performance obligations of $5.0 billion, representing 46% year-over-year growth

No-Headquarters/BOZEMAN, Mont. - May 22, 2024 - Snowflake (NYSE: SNOW), the AI Data Cloud company, today announced financial results for its first quarter of fiscal 2025, ended April 30, 2024.

Revenue for the quarter was $828.7 million, representing 33% year-over-year growth. Product revenue for the quarter was $789.6 million, representing 34% year-over-year growth. Net revenue retention rate was 128% as of April 30, 2024. The company now has 485 customers with trailing 12-month product revenue greater than $1 million and 709 Forbes Global 2000 customers, representing 30% and 8% year-over-year growth, respectively. Remaining performance obligations were $5.0 billion, representing 46% year-over-year growth. See the section titled “Key Business Metrics” for definitions of product revenue, net revenue retention rate, customers with trailing 12-month product revenue greater than $1 million, Forbes Global 2000 customers, and remaining performance obligations.

“We finished our first quarter with strong performance across many of our key metrics,” said Sridhar Ramaswamy, CEO, Snowflake. “Product revenue was up 34% year-over-year at nearly $790 million, while remaining performance obligations were $5.0 billion, up 46% year-over-year. Our core business is very strong. Our AI products, now generally available, are generating strong customer interest. They will help our customers deliver effective and efficient AI-powered experiences faster than ever.”

Snowflake today also announced its intent to acquire certain technology assets and hire key employees from TruEra, an AI observability platform. TruEra provides capabilities to evaluate and monitor large language model (LLM) applications and machine learning models in production.

First Quarter Fiscal 2025 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the first quarter of fiscal 2025:

	First Quarter Fiscal 2025 GAAP Results			First Quarter Fiscal 2025 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$789.6	34%

	Amount (millions)	Margin		Amount (millions)	Margin
Product gross profit	$569.9	72%		$607.3	77%
Operating income (loss)	($348.6)	(42%)		$36.2	4%
Net cash provided by operating activities	$355.5	43%	(2)
Free cash flow				$331.5	40%
Adjusted free cash flow				$365.7	44%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

(2) Calculated as net cash provided by operating activities as a percentage of revenue.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the second quarter of fiscal 2025:

	Second Quarter Fiscal 2025 GAAP Guidance		Second Quarter Fiscal 2025 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$805 - $810	26 - 27%

				Margin
Operating income				3%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			362

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our existing stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

The following table summarizes our guidance for the full-year fiscal 2025:

	Full-Year Fiscal 2025 GAAP Guidance		Full-Year Fiscal 2025 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$3,300	24%

				Margin
Product gross profit				75%
Operating income				3%
Adjusted free cash flow				26%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			363

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our existing stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on May 22, 2024. Investors and participants may attend the call by dialing (833) 470-1428 (Access code: 837931), or if outside the United States, by dialing +1 (929) 526-1599 (Access code: 837931).

The call will also be webcast live on the Snowflake Investor Relations website at https://investors.snowflake.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP Product gross profit, Operating income, Net income, Net income attributable to Snowflake Inc., and Net income per share attributable to Snowflake Inc. common stockholders - basic and diluted. Non-GAAP product gross profit, operating income, net income, and net income attributable to Snowflake Inc. are each defined as the respective GAAP measure, excluding, as applicable, the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) adjustments attributable to noncontrolling interest, and (v) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Non-GAAP product gross margin is calculated as non-GAAP product gross profit as a percentage of product revenue. Non-GAAP operating margin is calculated as non-GAAP operating income as a percentage of revenue. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the non-GAAP weighted-average number of diluted shares outstanding, giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. Amounts attributable to noncontrolling interest were not material for all periods presented. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. The cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We do not include customers that consume our platform only under on-demand arrangements for purposes of determining our customer count. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

•Forbes Global 2000 Customers. Our Forbes Global 2000 customer count is a subset of our customer count based on the 2023 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers, and we present our Forbes Global 2000 customer count for historical periods reflecting these adjustments.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

Use of Forward‑Looking Statements

This release and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” Words such as “guidance,” “outlook,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Other than statements of historical fact, all statements contained in this release and accompanying oral presentation are forward-looking statements, including statements regarding (i) our future operating results, targets, or financial position; (ii) our business strategy, plans, or priorities; (iii) our new or enhanced products, services, and technology offerings, including those that are under development or not generally available; (iv) market size and growth, trends, and competitive considerations; (v) our vision, strategy and expected benefits relating to artificial intelligence, Snowpark, Snowflake Marketplace, the AI Data Cloud, and AI Data Clouds for specific industries, including the expected benefits and network effects of the AI Data Cloud; and (vi) the integration, interoperability, and availability of our products, services, and technology offerings with and on third-party products and platforms, including public cloud platforms.

The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance; general market and business conditions, downturns, or uncertainty, including higher inflation, higher interest rates, fluctuations or volatility in capital markets or foreign currency exchange rates, and geopolitical instability; our ability to attract and retain customers; the extent to which customers continue to optimize consumption; the impact of new or optimized product features and pricing strategies on consumption, including Iceberg tables and tiered storage pricing; the extent to which customers continue to rationalize budgets and prioritize cash flow management, including through shortened contract durations; our ability to develop new products and services and enhance existing products and services; the growth of successful native applications on the Snowflake Marketplace; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our ability to execute on our business strategy, including our strategy related to artificial intelligence, the AI Data Cloud, Snowpark, and Snowflake Marketplace; our ability to increase and predict customer consumption of our platform, particularly in light of the impact of holidays on customer consumption patterns; our ability to compete effectively; and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-K for the fiscal year ended January 31, 2024 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended April 30, 2024.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. As a result of these risks, uncertainties, assumptions, and other factors, you should not rely on any forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake makes enterprise AI easy, efficient and trusted. Thousands of companies around the globe, including hundreds of the world’s largest, use Snowflake’s AI Data Cloud to share data, build applications, and power their business with AI. The era of enterprise AI is here. Learn more at snowflake.com (NYSE: SNOW).

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023

Revenue	$828,709	$623,599
Cost of revenue	272,517	209,414
Gross profit	556,192	414,185
Operating expenses:
Sales and marketing	400,822	331,558
Research and development	410,794	277,412
General and administrative	93,148	78,453
Total operating expenses	904,764	687,423
Operating loss	(348,572)	(273,238)
Interest income	54,779	43,131
Other expense, net	(21,302)	(2,562)
Loss before income taxes	(315,095)	(232,669)
Provision for (benefit from) income taxes	2,721	(6,605)
Net loss	(317,816)	(226,064)
Less: net loss attributable to noncontrolling interest	(828)	(437)
Net loss attributable to Snowflake Inc.	$(316,988)	$(225,627)
Net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.95)	$(0.70)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	333,584	324,157

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,330,411	$1,762,749
Short-term investments	2,200,935	2,083,499
Accounts receivable, net	345,505	926,902
Deferred commissions, current	85,448	86,096
Prepaid expenses and other current assets	180,991	180,018
Total current assets	4,143,290	5,039,264
Long-term investments	927,981	916,307
Property and equipment, net	263,667	247,464
Operating lease right-of-use assets	244,681	252,128
Goodwill	975,906	975,906
Intangible assets, net	307,967	331,411
Deferred commissions, non-current	179,917	187,093
Other assets	254,609	273,810
Total assets	$7,298,018	$8,223,383
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$64,239	$51,721
Accrued expenses and other current liabilities	398,002	446,860
Operating lease liabilities, current	30,940	33,944
Deferred revenue, current	1,935,642	2,198,705
Total current liabilities	2,428,823	2,731,230
Operating lease liabilities, non-current	247,501	254,037
Deferred revenue, non-current	14,692	14,402
Other liabilities	39,310	33,120
Snowflake Inc. stockholders’ equity	4,558,234	5,180,308
Noncontrolling interest	9,458	10,286
Total liabilities and stockholders’ equity	$7,298,018	$8,223,383

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(317,816)	$(226,064)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,221	23,163
Non-cash operating lease costs	13,722	12,869
Amortization of deferred commissions	22,764	17,672
Stock-based compensation, net of amounts capitalized	331,936	264,509
Net accretion of discounts on investments	(11,992)	(15,331)
Net realized and unrealized losses on strategic investments in equity securities	20,695	2,414
Deferred income tax	—	(8,868)
Other	669	9,978
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	579,319	362,893
Deferred commissions	(14,940)	(16,440)
Prepaid expenses and other assets	(1,111)	5,527
Accounts payable	21,244	(3,093)
Accrued expenses and other liabilities	(54,688)	(8,542)
Operating lease liabilities	(13,374)	(10,763)
Deferred revenue	(261,181)	(110,480)
Net cash provided by operating activities	355,468	299,444
Cash flows from investing activities:
Purchases of property and equipment	(16,519)	(6,970)
Capitalized internal-use software development costs	(7,404)	(9,341)
Cash paid for business combinations, net of cash, cash equivalents, and restricted cash acquired	—	(123,112)
Purchases of investments	(1,078,261)	(1,037,286)
Sales of investments	30,360	5,652
Maturities and redemptions of investments	921,395	808,844
Settlement of cash flow hedges	(749)	—
Net cash used in investing activities	(151,178)	(362,213)
Cash flows from financing activities:
Proceeds from exercise of stock options	10,686	15,370
Proceeds from issuance of common stock under employee stock purchase plan	46,735	37,065
Taxes paid related to net share settlement of equity awards	(174,590)	(84,399)
Repurchases of common stock	(516,329)	(191,694)
Net cash used in financing activities	(633,498)	(223,658)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,633)	535
Net decrease in cash, cash equivalents, and restricted cash	(431,841)	(285,892)
Cash, cash equivalents, and restricted cash—beginning of period	1,780,977	956,731
Cash, cash equivalents, and restricted cash—end of period	$1,349,136	$670,839

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended April 30,
	2024		2023
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$789,587	95%	$590,072	95%
Professional services and other revenue	39,122	5%	33,527	5%
Revenue	$828,709	100%	$623,599	100%
Year-over-year growth	33%		48%

Cost of revenue:
GAAP cost of product revenue	$219,657		$159,378
Adjustments:
Stock-based compensation-related charges	(27,235)		(18,800)
Amortization of acquired intangibles	(10,147)		(4,581)
Non-GAAP cost of product revenue	$182,275		$135,997

GAAP cost of professional services and other revenue	$52,860		$50,036
Adjustments:
Stock-based compensation-related charges	(13,915)		(14,920)
Amortization of acquired intangibles	(1,627)		(1,446)
Non-GAAP cost of professional services and other revenue	$37,318		$33,670

GAAP cost of revenue	$272,517	33%	$209,414	34%
Adjustments:
Stock-based compensation-related charges	(41,150)		(33,720)
Amortization of acquired intangibles	(11,774)		(6,027)
Non-GAAP cost of revenue	$219,593	26%	$169,667	27%

Gross profit (loss):
GAAP product gross profit	$569,930		$430,694
Adjustments:
Stock-based compensation-related charges	27,235		18,800
Amortization of acquired intangibles	10,147		4,581
Non-GAAP product gross profit	$607,312		$454,075

GAAP professional services and other revenue gross loss	$(13,738)		$(16,509)
Adjustments:
Stock-based compensation-related charges	13,915		14,920
Amortization of acquired intangibles	1,627		1,446
Non-GAAP professional services and other revenue gross profit (loss)	$1,804		$(143)

GAAP gross profit	$556,192	67%	$414,185	66%
Adjustments:
Stock-based compensation-related charges	41,150		33,720
Amortization of acquired intangibles	11,774		6,027
Non-GAAP gross profit	$609,116	74%	$453,932	73%

Gross margin:
GAAP product gross margin	72%		73%
Adjustments:
Stock-based compensation-related charges as a % of product revenue	4%		3%
Amortization of acquired intangibles as a % of product revenue	1%		1%
Non-GAAP product gross margin	77%		77%

GAAP professional services and other revenue gross margin	(35%)		(49%)
Adjustments:
Stock-based compensation-related charges as a % of professional services and other revenue	36%		45%
Amortization of acquired intangibles as a % of professional services and other revenue	4%		4%
Non-GAAP professional services and other revenue gross margin	5%		—%

GAAP gross margin	67%		66%
Adjustments:
Stock-based compensation-related charges as a % of revenue	6%		6%
Amortization of acquired intangibles as a % of revenue	1%		1%
Non-GAAP gross margin	74%		73%

Operating expenses:
GAAP sales and marketing expense	$400,822	48%	$331,558	53%
Adjustments:
Stock-based compensation-related charges	(80,621)		(79,625)
Amortization of acquired intangibles	(7,630)		(7,307)
Non-GAAP sales and marketing expense	$312,571	38%	$244,626	39%

GAAP research and development expense	$410,794	50%	$277,412	44%
Adjustments:
Stock-based compensation-related charges	(204,041)		(146,628)
Amortization of acquired intangibles	(3,600)		(1,824)
Non-GAAP research and development expense	$203,153	25%	$128,960	21%

GAAP general and administrative expense	$93,148	11%	$78,453	13%
Adjustments:
Stock-based compensation-related charges	(34,577)		(27,648)
Amortization of acquired intangibles	(441)		(436)
Expenses associated with acquisitions and strategic investments	(982)		(2,629)
Non-GAAP general and administrative expense	$57,148	7%	$47,740	8%

GAAP total operating expenses	$904,764	109%	$687,423	110%
Adjustments:
Stock-based compensation-related charges	(319,239)		(253,901)
Amortization of acquired intangibles	(11,671)		(9,567)
Expenses associated with acquisitions and strategic investments	(982)		(2,629)
Non-GAAP total operating expenses	$572,872	70%	$421,326	68%

Operating income (loss):
GAAP operating loss	$(348,572)	(42%)	$(273,238)	(44%)
Adjustments:
Stock-based compensation-related charges(1)	360,389		287,621
Amortization of acquired intangibles	23,445		15,594
Expenses associated with acquisitions and strategic investments	982		2,629
Non-GAAP operating income	$36,244	4%	$32,606	5%

Operating margin:
GAAP operating margin	(42%)		(44%)
Adjustments:
Stock-based compensation-related charges as a % of revenue	43%		46%
Amortization of acquired intangibles as a % of revenue	3%		3%
Expenses associated with acquisitions and strategic investments as a % of revenue	—%		—%
Non-GAAP operating margin	4%		5%

Net income (loss):
GAAP net loss	$(317,816)	(38%)	$(226,064)	(36%)
Adjustments:
Stock-based compensation-related charges(1)	360,389		287,621
Amortization of acquired intangibles	23,445		15,594
Expenses associated with acquisitions and strategic investments	982		2,629
Income tax effect related to the above adjustments and acquisitions	(15,555)		(25,631)
Non-GAAP net income	$51,445	6%	$54,149	9%

Net income (loss) attributable to Snowflake Inc.:
GAAP net loss attributable to Snowflake Inc.	$(316,988)	(38%)	$(225,627)	(36%)
Adjustments:
Stock-based compensation-related charges(1)	360,389		287,621
Amortization of acquired intangibles	23,445		15,594
Expenses associated with acquisitions and strategic investments	982		2,629
Income tax effect related to the above adjustments and acquisitions	(15,555)		(25,631)
Adjustments attributable to noncontrolling interest, net of tax	(113)		(60)
Non-GAAP net income attributable to Snowflake Inc.	$52,160	6%	$54,526	9%

Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted:
GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.95)		$(0.70)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	333,584		324,157

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	$0.16		$0.17
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	333,584		324,157

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted	$0.14		$0.15
Non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted(2)	363,314		360,309

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$355,468	43%	$299,444	48%
Adjustments:
Purchases of property and equipment	(16,519)		(6,970)
Capitalized internal-use software development costs	(7,404)		(9,341)
Non-GAAP free cash flow	331,545	40%	283,133	45%
Adjustments:
Net cash paid on payroll tax-related items on employee stock transactions(3)	34,146		3,785
Non-GAAP adjusted free cash flow	$365,691	44%	$286,918	46%
Non-GAAP free cash flow margin	40%		45%
Non-GAAP adjusted free cash flow margin	44%		46%

(1) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $21.9 million and $15.9 million for the three months ended April 30, 2024 and 2023, respectively.

(2) For the periods in which we had non-GAAP net income, the non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted included the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met.

(3) The amounts for the three months ended April 30, 2024 and 2023 do not include employee payroll taxes of $174.6 million and $84.4 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities.